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                                                Filed Pursuant to Rule 424(b)(4)
                                                Registration No. 333-48567


            PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED APRIL 20, 1998
                            FINLAY ENTERPRISES, INC.

                      9% SENIOR DEBENTURES DUE MAY 1, 2008

                             ----------------------

     Interest on the above-referenced securities shall accrue from April 24, 1998. Any statement or other information to the contrary in the Prospectus to which this Prospectus Supplement relates is hereby superseded.

           The date of this Prospectus Supplement is April 22, 1998.